UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  June 20, 2011

Titan Iron Ore Corp.
(Exact name of registrant as specified in its charter)

Nevada	000-52917	98-0546715
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4320 – 196 Street, SW, #111, Lynwood, Washington 98036-6754
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (425) 286-3068

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

The information required by this item is included under Item 3.02 of this current report on Form 8-K.

Item 3.02 Unregistered Sales of Equity Securities.

On June 20, 2011 we entered into subscription agreements with two investors and issued 2,100,000 units of our securities at a purchase price of US $0.50 per unit for gross proceeds of US $1,050,000.  Each unit consists of one share of our common stock and one-half of one share purchase warrant.  Each whole share purchase warrant entitles the holder to purchase one share of our common stock at a purchase price of US $0.75 per share for a period of three years.

We issued the units to three non-U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933, as amended) in an offshore transaction in which we relied on the registration exemption provided for in Regulation S and/or Section 4(2) of the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits
10.1	Form of subscription agreement
10.2	Form of warrant certificate

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TITAN IRON ORE CORP.

By: /s/ Ed Mulhern

Ed Mulhern
President, Chief Executive Officer, Chief Financial Officer,
Secretary, Treasurer and Director

June 24, 2011